SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             May 15, 2006

                           CENTURY REALTY TRUST
______________________________________________________________________________
             (Exact Name of Registrant as Specified in Charter)

          Indiana                          0-7716            35-1284316
________________________________      _____________      ____________________
(State or Other Jurisdiction of         (Commission        (IRS Employer or
      Incorporation)                    File Number)      Identification No.)


823 Chamber of Commerce Building, Indianapolis, Indiana         46204
______________________________________________________________________________
(Address of Principal Executive Offices)                      (Zip Code)


(Registrant's Telephone Number, Including Area Code)        (317) 632-5467
______________________________________________________________________________


                               Not Applicable
______________________________________________________________________________
         (Former Name or Former Address if Changed Since Last Report)



Item 2.02.  Results of Operations and Financial Condition.

     This Current Report on Form 8-K is for the purpose of furnishing to the commission, without filing, the press release dated May 15, 2006, that announced net income for the the three months ended
March 31, 2006. The text of that press release is set forth in
Exhibit 99.45 hereto.


Item 9.01.  Financial Statements and Exhibits.

         (c) Exhibits.


         Exhibit No.                     Description
         ___________                     ___________

         99.45                           Press Release dated May 15, 2006






                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CENTURY REALTY TRUST


May 15, 2006                          By: /s/ John I. Bradshaw, Jr.
_______________                          ____________________________________
    Date                                  John I. Bradshaw, Jr.
                                          President and Treasurer
                                          Chief Executive Officer








NEWS RELEASE
                                                              EXHIBIT 99.45

CENTURY REALTY TRUST
320 N. Meridian St., Suite 823, Indianapolis, IN 46204
Contact:	John I. Bradshaw, Jr.
Phone:		(317) 632-5467
FAX:		(317) 685-1588

FOR IMMEDIATE RELEASE

                   CENTURY REALTY TRUST ANNOUNCES EARNINGS

     Century Realty Trust today reported consolidated net income for its first quarter ended March 31, 2006, of $180,305 or $.10 per share, and funds from operations of $524,798, or $0.29 per share, on gross revenue from continuing operations of $2,725,716. For the same period a year ago, the Trust reported net income of $176,474, or $0.10 per share, and funds from operations of $517,567, or $.29 per share, on gross revenue from continuing operations of $2,652,145. Neither period included gain from the sale of property. Per share amounts are both basic and diluted.

     In May 2006 the Trust sold a restaurant property located near Orlando, Florida. In 2005 the Trust sold two properties, the Fox Run apartments in December and a restaurant property in July, both located in Indianapolis. Combined operating results of those three properties for the three months ended March 31, 2006 and 2005 were classified as income from discontinued operations. In the aggregate, results of discontinued operations for the three months ended March 31, 2006 and 2005 amounted to income of $17,049 and $67,264, respectively.

     The improvement in operating results for the quarter ended March 31, 2006, from the comparable period a year ago resulted primarily from apartment operations. Economic occupancy of the Trust's apartments, which account for 94% of its gross operating income, averaged 91.6% during the first quarter of 2006, up from 91.1% during the comparable period of 2005. Physical occupancy averaged about 94.7% during the first quarter of 2006, up from 93.1% during the comparable quarter a year ago.

     It is accepted practice in the real estate industry to evaluate the performance of Real Estate Investment Trusts (REITs), in part, by a non-GAAP financial measure called "Funds from Operations" (FFO). Funds from operations is defined as net income computed in accordance with GAAP excluding gains and losses from the sale of real estate, extraordinary items, the cumulative effects of accounting changes and property related depreciation and amortization all determined on a consistent basis in accordance with GAAP. Funds from operations does not represent cash flow from operations, and should not be considered an alternative to net income as a measure of operating performance. For purposes of computing the per share amounts, the minority interest in funds from operations provided by consolidated partnership-owned properties is excluded.

     Our presentation of FFO conforms to the definition provided by the National Association of Real Estate Investment Trusts
(NAREIT). Following is a reconciliation of net income to FFO, including discontinued operations:


                                                    Three Months Ended
                                                         March 31,
                                                  ______________________
                                                    2006          2005
                                                  ________      ________

     Net Income                                   $180,305      $176,474
     Plus Depreciation                             356,870       355,473
     Less Minority interest
       portion of depreciation                     (11,567)      (12,730)
     Less Depreciation, other than
       investment properties                          (850)       (1,650)
                                                  ________      ________
     Funds from operations
       allocable to the Trust                     $524,798      $517,567
                                                  ________      ________
                                                  ________      ________



     We believe that FFO is helpful to investors because it is a widely recognized measure of the performance of REITs and, subject to comparable methodology in its computation, provides a relevant basis for comparison among REITs. We consider FFO in evaluating our own operating performance. We believe that FFO should be considered along with, but not as an alternative to, net income and cash flow determined in accordance with generally accepted accounting principles (GAAP), as a measure of our activities.

     Income for quarters ended March 31, 2006 and 2005 was not reduced by federal income tax because the Trust is treated as a Real Estate Investment Trust, and distributes all of its otherwise taxable income to its shareholders.

     On March 17, 2006, the Trust and its subsidiaries entered into a definitive asset purchase agreement to sell substantially all of its assets to Buckingham Properties, Inc. The purchase price will be $60 million, consisting of approximately $48.45 million of cash and assumed debt of approximately $11.55 million. The Trust will use a portion of the cash proceeds to retire the remaining mortgage debt, estimated to be approximately $12.1 million. The sale is conditioned upon satisfactory completion of due diligence, certain regulatory approvals and approval by the holders of a majority of the Trust's outstanding shares. Accordingly, there can be no assurance the proposed sale will be completed, or completed on the same terms and conditions as set forth in the asset purchase agreement. Management expects that the sale, if all of the above conditions are met, could be completed in the third calendar quarter of 2006.

     Subject to shareholder approval of the sale, the Board of Trustees intends to seek approval by holders of a majority of the outstanding shares to, upon completion of the sale, proceed to liquidate the Trust and distribute the proceeds to its shareholders.

     The average number of outstanding shares of the Trust for the three months ended March 31, 2006 and 2005 was 1,803,328 and 1,797,979, respectively. At March 31, 2006, the Trust had total assets of $38,427,659 and shareholders' equity of $11,138,349. At March 31, 2005, the Trust had total assets of $46,043,584 and shareholders' equity of $9,697,611.


Indianapolis, IN., May 15, 2006